UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2016

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2016, EVINE Live Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain accredited investors pursuant to which it agreed to sell (i) shares of the Company’s common stock, (ii) warrants to purchase shares of the Company’s common stock, and (iii) certain options to purchase additional shares of, and warrants to purchase shares of, the Company’s common stock. We previously disclosed the details of this transaction (the “Transaction”) by current report on Form 8-K filed September 15, 2016.

Subsequent to our entry into the Purchase Agreements, we entered into amendments with each purchaser in the Transaction in order to clarify the determination of the exercise price of the warrants issuable upon exercise of the options (the “Option Warrants”). The exercise price for the Option Warrants will be a price per share equal to a 50% premium to the closing price of the Company’s common stock on the trading day prior to the announcement of the exercise of the related option. Amendments to the options were executed individually with each of the investors in the Transaction, effective as of November 1, 2016, with each being substantially in the form of the Form of Option Amendment attached as Exhibit 10.1 of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Option Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 3, 2016	EVINE LIVE INC.

	By:	/s/ Damon Schramm
Damon Schramm Senior Vice President, General Counsel and Secretary